FEDERAL AGRICULTURAL MORTGAGE CORPORATION
2008 OMNIBUS INCENTIVE PLAN
FORM OF SARs AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), effective as of [DATE] (the “Grant Date”), between the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (the “Company”), and [NAME] (the “Participant”).
WHEREAS, the Participant is an employee of the Company and pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan (the “Plan”), the Company desires to provide the Participant with an incentive to remain in the employment of the Company and to align the Participant’s interest with the interest of the Company’s stockholders;
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
2.    Grant of SARs. Subject to the terms and conditions contained herein and in the Plan, Company hereby grants to the Participant [ # ] SARs with a Grant Price of $[CLOSING PRICE OF A SHARE ON GRANT DATE] per share. Each SAR represents the right to receive upon exercise an amount equal to the excess, if any, of (i) the Fair Market Value of a Share on the Exercise Date (as defined in Section 2(c)) over (ii) the Grant Price.
3.    Terms and Conditions of SARs. The SARs evidenced hereby are subject to the following terms and conditions:
(a)    Vesting. Subject to the Participant’s continued employment and the terms and conditions set forth in the Plan and this Agreement, [_____] of the SARs shall vest on [_____].
(b)    Term. The SARs shall expire and shall no longer be exercisable on and after the [____] anniversary of the Grant Date (the “Expiration Date”), subject to earlier termination in accordance with this Agreement.
(c)    Exercise. Subject to the limitations set forth in this Agreement and the Plan, the Participant may exercise vested SARs, in whole or in part, by submitting a written exercise notice in a form approved by the Committee from time to time. The exercise date (the “Exercise Date”) shall be the date on which Company receives a written notice of exercise, duly completed and submitted by the Participant relating to the SARs, if such notice is received by 5:00 p.m. (Eastern Time) and the following business day if notice is received after such time.
(d)    Settlement of SARs. Payment in respect of the SARs that have been exercised shall be made to the Participant as soon as administratively practicable following the Exercise Date. The amount of payment will be equal to the excess of the Fair Market Value of the Shares on the Exercise Date over the Grant Price multiplied by the number of SARs being exercised (the “SAR Payment Amount”). The SAR Payment Amount shall be paid in Shares. The number of Shares to be delivered will be equal to SAR Payment Amount divided by the Fair Market Value of the Shares on the Exercise Date rounded up to the nearest whole Share.
(e)    Issuance of Certificate. A certificate evidencing the appropriate number of Shares shall be issued in the name of the Participant as soon as practicable following such exercise.
4.    Termination of Employment.
(a)    General. If the Participant ceases to be [employed by/a director of] the Company for any reason other than death, Disability, Retirement or for Cause: (i) unvested SARs shall be cancelled immediately; and (ii) vested SARs shall remain exercisable until the earlier of (A) the Expiration Date and (B) one (1) year following the Participant’s date of termination.
(b)    Death; Disability. If the Participant ceases to be [employed by/a director of] the Company due to the Participant’s death or Disability: (i) unvested SARs shall automatically vest and become exercisable; and (ii) vested SARs shall remain exercisable until the earlier of (A) the Expiration Date and (B) one (1) year following the Participant’s date of termination.
(c)    Retirement. [For employees only] If the Participant ceases to be employed by the Company due to the Participant’s Retirement (as defined below): (i) unvested SARs shall continue to vest as scheduled; and (ii) vested SARs shall remain exercisable until the earlier of (A) the Expiration Date and (B) five (5) years following the Participant’s date of termination. [For non-CEO employees: For purposes of this Agreement, “Retirement” means the termination of the Participant’s employment without Cause after attaining (A) age fifty-five (55); and (B) a combined age and years of employment at the Company of at least seventy-five (75).] [For the CEO: For purposes of this Agreement, “Retirement” means the Participant’s voluntary termination of his employment with the Company that does not result in severance pay under his employment agreement after attaining age fifty-five (55) and a combined age and years of employment at the Company of at least sixty-five (65). It is agreed that Participant’s employment with the Company began on September 1, 2008.]
(d)    Death Following Termination from the Company. If, during the ninety (90) day period following the Participant’s termination from the Company other than by Retirement, the Participant dies, any vested SARs shall remain exercisable until the earlier of (A) the Expiration Date and (B) one (1) year following the Participant’s date of death.
(e)    Termination for Cause. If the Participant ceases to be [employed by/a director of] the Company for Cause, any outstanding SARs (whether or not vested) shall be cancelled immediately and the Participant will have no rights with respect to the cancelled SARs.
5.    Incorporation of Plan Terms. This Agreement sets forth the general terms and conditions of the SARs granted on the Grant Date. This Agreement and the SARs shall be subject to the Plan, the terms of which are hereby incorporated herein by reference. A copy of the Plan is available on the Company’s intranet or may be obtained by contacting the General Counsel at the Company’s offices. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern unless the Plan specifically contemplates different terms being provided for in the Agreement. By accepting the SARs, the Participant acknowledges receipt of the Plan (in written or electronic form) and represents that he or she is familiar with its terms and provisions and hereby accept the SARs subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. If the Participant receives or has received any other award under the Plan or any other equity compensation plan for any year, it shall be governed by the terms of the applicable award agreement, which may be different from those set forth herein.
6.    Restrictions on Transfer of SARs. The SARs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party without prior written consent of the Company except by will or the laws of descent and distribution or pursuant to a domestic relations order and during the Participant’s lifetime, the SARs shall be exercisable only by the Participant or his or her legal guardian or representative. Notwithstanding the foregoing, the Committee may, in its sole discretion and subject to the terms and conditions it establishes from time to time, authorize the Participant to transfer the SARs to one or more Immediate Family Members (or to trusts, partnerships, or limited liability companies established exclusively for Immediate Family Members) provided that there is no consideration for such transfer, or, in the case of a SARs grant to a director of the Company, to the director’s employer if such transfer is a condition of the director being authorized to serve as a director and is made without monetary consideration. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the SARs contrary to the provisions of the Plan or this Agreement shall be null and void and without effect. “Immediate Family Member” shall mean the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half‑brother and sisters), in-laws and persons related by reason of legal adoption.
7.    Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
8.    Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding between the parties with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the SARs granted pursuant to this Agreement. By accepting the SARs, the Participant shall be deemed to accept all of the terms and conditions of the Plan and this Agreement.
9.    Amendments. The Committee shall have the power to alter, amend, modify or terminate the Plan or this Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent. Notwithstanding the foregoing, the Company shall have broad authority to amend this Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to take into account unusual or nonrecurring events or market conditions, or (iii) to take into account significant acquisitions or dispositions of assets or other property by the Company. Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant in accordance with Section 12(i) of any such amendment, modification or termination as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the SARs in any manner that is consistent with the Plan and approved by the Committee.
10.    Adjustments. Notwithstanding anything to the contrary contained herein, the Committee will make or provide for such adjustments to the SARs as are equitably required to prevent dilution or enlargement of the rights of the Participant that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the SARs.
11.    Listing. Notwithstanding anything to the contrary contained herein, the SARs may not be exercised, and the Shares acquired upon exercise of a SAR may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (b) any restrictions on transfer imposed by the Company’s charter legislation or bylaws, and (c) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.
12.    Miscellaneous.

(a)    No Right to Future Grants. The SARs are discretionary awards. Neither the Plan nor the grant of the SARs or any other awards confers on the Participant any right or entitlement to receive another award under the Plan or any other plan at any time in the future or with respect to any future period.
(b)    No Right to Continued Employment. The SARs are awarded by virtue of the Participant’s employment with, and services performed for, the Company and its Subsidiaries. Neither the Plan nor this Agreement constitute an employment agreement and nothing herein shall modify the terms of the Participant’s employment, including, without limitation, the Participant’s status as an "at will" employee, if applicable. None of the Plan, this Agreement, the grant of SARs, nor any action taken or omitted to be taken under these documents shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company, or to interfere with or to limit in any way the right of the Company to terminate the Participant’s employment at any time.
(c)    Stockholder Rights. Prior to settlement, the Participant shall have no rights of a stockholder with respect to the Shares underlying the SARs.
(d)    No Advice. Nothing in the Plan or this Agreement should be construed as providing the Participant with financial, tax, legal or other advice with respect to the SARs. The Company recommends that the Participant consult with his or her financial, tax, legal and other advisors to provide advice in connection with the SARs.
(e)    Assignment. The Participant may not assign any of his or her rights hereunder except as permitted by the Plan or by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party. All agreements herein by or on behalf of Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto. Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Subsidiaries or affiliates.
(f)    Tax Withholding. The Company shall have the right to require the Participant to remit to the Company, prior to the delivery of any cash or certificates evidencing Shares, an amount sufficient to satisfy any federal, state or local tax withholding requirements. Prior to the Company’s determination of such withholding liability, the Participant may, if permitted by the Committee, make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold cash or Shares that would otherwise be received by such individual upon exercise of the SARs. The Company and its affiliates shall also have the right to deduct from all cash payments made to the Participant (whether or not such payment is in connection with the SARs) any federal, state or local taxes required to be withheld with respect to such payments.
(g)    Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.
(h)    Section 409A of the Code. As the Grant Price is equal to the Fair Market Value of a Share on the Grant Date, the SARs are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of this Award Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 12(h) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the SARs will not be subject to taxes, interest and penalties under Section 409A.
(i)    Notices. Any notice required by the terms of the Plan or this Agreement shall be given in writing and shall be deemed effective upon personal delivery, sending or posting of electronic communications or upon deposit in the mail, by registered or certified mail. Notice to the Company shall be delivered to the General Counsel at the Company’s offices; to the Participant at either (i) the address that most recently provided to the Company or (ii) by Company email, Company intranet postings or other electronic means that are generally used for Company employee communications.
13.    Governing Law. This Agreement shall be governed by and construed in accordance with federal law. To the extent federal law incorporates state law, that state law shall be the laws of the District of Columbia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction. By accepting the SARs the Participant hereby submits to the exclusive jurisdiction and venue of the federal courts in the District of Columbia, to resolve any and all issues that may arise out of or relate to the Plan or this Agreement.
14.    Recoupment. Amounts payable to the Participant under this Agreement shall be subject to any recoupment or “clawback” policy as may implemented and interpreted by the Company from time to time, including, but not limited to, any recoupment or “clawback” policy that may be implemented by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable law and regulation.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Grant Date.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
By: ______________________
Name:
Title: